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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 3, 1995
                                                         ---------------



                           GEOTEK COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



       Delaware                                              0-17581
- -------------------------                            ------------------------
(State or other juris-                               (Commission File Number)
diction of incorporation)
                                   22-2358635
                      ------------------------------------
                       (IRS Employer Identification No.)







  20 Craig Road, Montvale, New Jersey                                 07645
- ----------------------------------------                            ----------
(Address of principle executive offices)                            (Zip Code)


Registrant's telephone number, including area code    201-930-9305
                                                   ----------------


                                       N/A
         ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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Item 5.  Other Events

         On October 3, 1995, Geotek Communications, Inc. (the "Company") entered into a Confidential Employment Agreement (the "Agreement") with Jonathan C. Crane pursuant to which Mr. Crane will serve as the Company's President and Chief Executive Officer, U.S. Business for a term commencing on the date of the Agreement and continuing through December 31, 1996 (the "Term"). The term shall automatically be extended for an additional period of one year at each year end anniversary date unless either the Company or Mr. Crane shall give the other 90 days prior written notice of its intention not to extend the Agreement. Under the Agreement, Mr. Crane is paid an annual base salary of $250,000, which salary is to increase annually by an amount which shall not be less than the increase in the Consumer Price Index. At the conclusion of one continuous year of employment with the Company, Mr. Crane is guaranteed to receive a minimum bonus of $50,000, thereafter he is eligible to receive an annual bonus between $50,000 and $100,000, as determined in the discretion of the Board of Directors of the Company. Mr Crane is entitled to receive all employee benefits offered to senior executives and key management employees of the Company, including without limitation early retirement or 401(k) plans, annual and long-term incentive compensation plans, stock option and purchase plans, group life insurance plans and accident plans, medical and dental insurance plans and disability insurance plans and any other benefit plan or arrangement. Mr. Crane is also entitled to be reimbursed for all out-of-pocket expenses reasonably and necessarily incurred in the performance of his duties and to receive the use of an automobile and an allowance to cover all expenses and maintenance costs attributable thereto, as well as the cost of insuring such vehicle.

         Mr. Crane is bound by the Agreement to treat confidentially all proprietary information learned by him during the course of his employment with the Company and for a period of three years thereafter. Mr. Crane has also agreed to refrain from (i) competing in the United States with the Company or any of its affiliates during the term of the Agreement and for a period of one year thereafter, (ii) soliciting the Company's employees or officers for one year following the termination of the Agreement and (iii) soliciting the Company's or any of its affiliates' customers and/or suppliers for two years following the termination of the Agreement. All of such non-competition provisions may, at the option of the Company, be extended for an additional one year period upon the payment to Mr. Crane of an amount equal to his most recent annualized compensation.

         In connection with the execution of the Agreement, Mr. Crane was granted options to acquire 300,000 shares of the Company's common stock, par value $.01 ("Common Stock"). Of such options, 200,000 have an exercise price of $8.875 per share and 100,000 have an exercise price of $12.00 per share. The options vest over three years (20% the first year, 20% the second year and 60% the third year).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GEOTEK COMMUNICATIONS, INC.



Date: May 15, 1996                   By: /s/ Robert Vecsler
                                     --------------------------------
                                     Name: Robert Vecsler
                                     Title:   General Counsel and Secretary

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